Exhibit 99.1

Mueller Water Products Reports Fiscal 2012 Second Quarter Results

Completed sale of U.S. Pipe business; announced debt redemption

ATLANTA--(BUSINESS WIRE)--May 1, 2012--Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $251.5 million and a net loss of $109.8 million ($0.70 per diluted share) for the fiscal 2012 second quarter ended March 31, 2012, the net loss due almost entirely to the sale of its U.S. Pipe business. On April 1, 2012, the Company sold U.S. Pipe for $89.8 million in cash, subject to working capital and other adjustments, and reimbursement for certain potential liabilities estimated at $10.2 million. U.S. Pipe’s operating results have been reclassified as discontinued operations, and its assets and liabilities have been reclassified as items held for sale, for all periods presented.

Summarized consolidated results of continuing operations for the 2012 second quarter compared to the 2011 second quarter results are:

  Net sales for the 2012 second quarter increased 6.8 percent to $251.5 million from $235.5 million for the 2011 second quarter.
  Operating income for the 2012 second quarter increased to $10.6 million from $9.8 million for the 2011 second quarter. Adjusted operating income for the 2012 second quarter increased to $11.5 million from $10.9 million for the 2011 second quarter.
  Adjusted net loss per share for the 2012 second quarter improved to $0.01 from $0.02 for the 2011 second quarter.
  Adjusted EBITDA for the 2012 second quarter of $26.7 million was essentially flat with adjusted EBITDA for the 2011 second quarter.

Subsequent to the end of the quarter, the Company announced the redemption of $22.5 million in principal amount of its 8.75 percent Senior Unsecured Notes on May 18, 2012. The Company also repaid $48.0 million that was outstanding at March 31, 2012 under its asset based lending agreement.

“Since our last conference call, we have taken several significant steps to strengthen the company,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. “We completed the divestiture of U.S. Pipe and reduced our total outstanding debt and net debt leverage. The divestiture of U.S. Pipe enables us to focus on Mueller Co.’s higher-margin base business, as well as on our newer technology businesses - Mueller Systems and Echologics.

“Net sales and operating income at Mueller Co.’s base business grew in the second quarter. Net sales increased 2.4 percent and operating income for the base business grew 10.7 percent, driven by increased domestic shipments of valves and hydrants. Additionally, Mueller Systems and Echologics continued to gain traction in the marketplace with net sales growth of 22.3 percent year-over-year though, as expected, these businesses negatively impacted Mueller Co.’s current overall results as we are still in the investment phase with both businesses.

“Anvil again delivered solid year-over-year growth with net sales up 12.0 percent and operating income up 44.9 percent, driven primarily by increased strength in its oil & gas and fire protection businesses.

“We believe the steps we have taken to strengthen the company, combined with what appears to be improving end-market dynamics, position us well for future profitable growth.”

Second Quarter Consolidated Results

Net sales for the 2012 second quarter of $251.5 million increased $16.0 million, or 6.8 percent, from the 2011 second quarter net sales of $235.5 million due to higher shipment volumes and higher prices at both Mueller Co. and Anvil.

Adjusted operating income for the 2012 second quarter of $11.5 million improved from $10.9 million for the 2011 second quarter, driven by the higher shipment volumes and higher sales prices mentioned above.

Second Quarter Segment Results

Mueller Co.

Net sales for the 2012 second quarter of $154.5 million increased 3.8 percent from the 2011 second quarter of $148.9 million due to higher shipment volumes and higher prices in the base business as well as at Mueller Systems and Echologics. The increase in shipment volumes in Mueller Co.’s base business, which excludes Mueller Systems and Echologics, was primarily due to higher shipments of domestic valves and hydrants.

Adjusted operating income for the 2012 second quarter was $9.0 million compared to adjusted operating income for the 2011 second quarter of $10.5 million. Mueller Co.’s base business adjusted operating income improved 10.7 percent from the 2011 second quarter, and its overall adjusted operating margin would have been 440 basis points higher except for the continued ramping up of operations at Mueller Systems and Echologics.

Anvil

Net sales for the 2012 second quarter of $97.0 million increased 12.0 percent from the 2011 second quarter of $86.6 million due to higher shipment volumes and higher prices. Net sales were higher across all of Anvil’s businesses, especially oil & gas and fire protection.

Adjusted operating income for the 2012 second quarter of $10.0 million increased 44.9 percent compared to adjusted operating income for the 2011 second quarter of $6.9 million. Adjusted operating margin for the 2012 second quarter was 10.3 percent, a 230 basis point improvement over the 2011 second quarter adjusted operating margin of 8.0 percent. The higher shipment volumes and higher sales prices mentioned above helped drive this improvement.

Interest Expense, Net

Interest expense, net for the 2012 second quarter was $15.6 million, which included $1.6 million of noncash costs for terminated interest rate swap contracts, compared to $16.3 million for the 2011 second quarter, which included $2.0 million for such contracts. Although these contracts were terminated prior to 2011, the related costs are being amortized over the original term of the swap contracts.

Income Taxes

During the 2012 second quarter, the Company recorded income tax expense of $3.9 million on the pre-tax loss from continuing operations. This expense consists principally of a tax benefit of $2.0 million, or an effective tax benefit rate of 40.0 percent, offset by a $5.9 million valuation allowance charge related to deferred tax assets at September 30, 2011.

Overall, the Company recorded $34.4 million in valuation allowance charges during the 2012 second quarter primarily due to operating losses from discontinued operations. The Company’s net operating loss carry forwards remain available to offset future taxable earnings.

Discontinued Operations

Discontinued operations for the 2012 second quarter included a pre-tax loss of $116.5 million from the sale of U.S. Pipe. U.S. Pipe’s net sales and operating loss were $100.9 million and $2.8 million, respectively, for the 2012 second quarter. During the 2012 second quarter, the Company recorded a net income tax benefit of $18.6 million representing a tax benefit of $47.1 million offset by a $28.5 million valuation allowance charge.

Use of Non-GAAP Measures

The Company presents adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, net debt and net debt leverage as non-GAAP measures. Adjusted income (loss) from operations represents income (loss) from operations excluding restructuring. This amount divided by net sales is adjusted operating margin. Adjusted EBITDA represents income (loss) from operations excluding restructuring, depreciation and amortization. This amount divided by net sales is adjusted EBITDA margin. The Company presents adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin and net debt leverage because these are measures management believes are frequently used by securities analysts, investors and other interested parties in the evaluation of financial performance. Adjusted net income (loss) and adjusted net income (loss) per share exclude restructuring, certain costs from settled interest rate swap contracts, the income tax effects of these excluded items and any tax adjustment for the repatriation of earnings. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flows from operating activities less capital expenditures from continuing operations. It is presented as a measurement of cash flows because management believes it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt is commonly used by the investment community as a measure of indebtedness. Net debt leverage is net debt divided by adjusted EBITDA for the trailing four quarters. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under accounting principles generally accepted in the United States ("GAAP"). These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, May 2, 2012 at 9:00 a.m. ET. Mueller Water Products’ chairman, president and chief executive officer, Gregory E. Hyland, and members of the leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. Mueller Water Products invites those interested to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.muellerwaterproducts.com. The archived webcast and the corresponding slide presentation will be available for at least 90 days in the Investor Relations section of the Company’s website.

Those interested in accessing the call on the website should log on to the website several minutes before the start of the call. After selecting the presentation icon, interested parties should follow the instructions to ensure their systems are set up to hear the event and view the accompanying slides.

Safe Harbor Statement

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding the potential of Mueller Systems and Echologics. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

  the spending level for water and wastewater infrastructure;
  the level of manufacturing and construction activity;
  our ability to service our debt obligations; and
  the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K.

Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water. Our broad product portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure™. The piping component systems produced by Anvil help build connections that last in commercial, industrial and oil & gas applications. Visit us at www.muellerwaterproducts.com.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	September 30,
	2012	2011
	(in millions)
Assets:
Cash and cash equivalents	$34.3	$61.0
Receivables, net	151.0	147.4
Inventories	190.8	175.9
Deferred income taxes	20.0	28.7
Other current assets	46.5	43.8
Current assets held for sale	156.6	142.0
Total current assets	599.2	598.8

Property, plant and equipment, net	141.3	145.7
Identifiable intangible assets	587.8	602.4
Other noncurrent assets	26.9	30.4
Noncurrent assets held for sale	-	107.7

Total assets	$1,355.2	$1,485.0

Liabilities and stockholders' equity:
Current portion of long-term debt	$0.9	$0.9
Accounts payable	73.4	59.1
Other current liabilities	77.9	77.9
Current liabilities held for sale	45.1	56.9
Total current liabilities	197.3	194.8

Long-term debt	691.6	677.4
Deferred income taxes	136.9	154.2
Other noncurrent liabilities	70.2	79.6
Total liabilities	1,096.0	1,106.0

Commitments and contingencies

Series A common stock: 600,000,000 shares authorized;
156,668,730 shares and 155,793,612 shares outstanding
at March 31, 2012 and September 30, 2011, respectively	1.6	1.6
Additional paid-in capital	1,590.6	1,593.2
Accumulated deficit	(1,283.3)	(1,161.6)
Accumulated other comprehensive loss	(49.7)	(54.2)
Total stockholders' equity	259.2	379.0

Total liabilities and stockholders' equity	$1,355.2	$1,485.0

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Six months ended
	March 31,		March 31,
	2012	2011	2012	2011
	(in millions, except per share amounts)

Net sales	$251.5	$235.5	$466.9	$448.7
Cost of sales	189.4	177.4	352.0	338.6

Gross profit	62.1	58.1	114.9	110.1

Operating expenses:
Selling, general and administrative	50.6	47.2	97.1	92.2
Restructuring	0.9	1.1	1.3	2.1
Total operating expenses	51.5	48.3	98.4	94.3

Operating income	10.6	9.8	16.5	15.8

Interest expense, net	15.6	16.3	31.2	32.2

Income (loss) before income taxes	(5.0)	(6.5)	(14.7)	(16.4)
Income tax expense (benefit) (a)	3.9	(1.1)	0.7	(5.3)

Income (loss) from continuing operations	(8.9)	(5.4)	(15.4)	(11.1)
Income (loss) from discontinued operations, net of tax (b)	(100.9)	(8.3)	(106.3)	(14.7)
Net income (loss)	$(109.8)	$(13.7)	$(121.7)	$(25.8)

Net income (loss) per basic share:
Continuing operations	$(0.06)	$(0.04)	$(0.10)	$(0.07)
Discontinued operations	(0.64)	(0.05)	(0.68)	(0.10)
Net income (loss) per basic share	$(0.70)	$(0.09)	$(0.78)	$(0.17)

Net income (loss) per diluted share:
Continuing operations	$(0.06)	$(0.04)	$(0.10)	$(0.07)
Discontinued operations	(0.64)	(0.05)	(0.68)	(0.10)
Net income (loss) per diluted share	$(0.70)	$(0.09)	$(0.78)	$(0.17)

Weighted average shares outstanding:
Basic	156.5	155.4	156.2	155.1
Diluted	156.5	155.4	156.2	155.1

Dividends declared per share	$0.0175	$0.0175	$0.0350	$0.0350

(a)

Due to the loss incurred on the disposition of our U.S. Pipe business, income tax expense for the three months and six months ended March 31, 2012 includes a $5.9 million valuation allowance charge related to deferred tax asset balances at September 30, 2011 that has been allocated to continuing operations.

(b)

On April 1, 2012, the Company sold its U.S. Pipe business. U.S. Pipe's results of operations have been reclassified as discontinued operations, and its assets and liabilities reclassified as held for sale, for all periods presented.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
SIX MONTHS ENDED MARCH 31, 2012
(UNAUDITED)

				Accumulated
		Additional		other
	Common	paid-in	Accumulated	comprehensive
	stock	capital	deficit	loss	Total
	(in millions)

Balance at September 30, 2011	$1.6	$1,593.2	$(1,161.6)	$(54.2)	$379.0

Net income (loss)	-	-	(121.7)	-	(121.7)
Dividends declared	-	(5.5)	-	-	(5.5)
Stock-based compensation	-	2.8	-	-	2.8
Stock issued under stock compensation plans	-	0.1	-	-	0.1
Derivative instruments	-	-	-	1.6	1.6
Foreign currency translation	-	-	-	2.0	2.0
Minimum pension liability	-	-	-	0.9	0.9

Balance at March 31, 2012	$1.6	$1,590.6	$(1,283.3)	$(49.7)	$259.2

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months ended
	March 31,
	2012	2011
	(in millions)
Operating activities:
Net income (loss)	$(121.7)	$(25.8)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Income (loss) from discontinued operations	106.3	14.7
Income (loss) from continuing operations	(15.4)	(11.1)

Depreciation	15.5	17.0
Amortization	14.7	14.5
Stock-based compensation	2.6	3.6
Deferred income taxes	11.4	(7.2)
Retirement plans	1.8	2.5
Interest rate swap contracts	3.0	3.9
Other, net	1.5	0.2
Changes in assets and liabilities:
Receivables	(3.3)	(4.6)
Inventories	(14.5)	1.6
Other current assets and other noncurrent assets	1.7	0.7
Accounts payable and other liabilities	1.5	(34.5)

Net cash provided by (used in) operating activities
from continuing operations	20.5	(13.4)

Investing activities:
Capital expenditures	(12.1)	(10.0)
Acquisitions	0.5	(7.9)
Proceeds from sales of assets	3.1	0.9

Net cash provided by (used in) investing activities
from continuing operations	(8.5)	(17.0)

Financing activities:
Debt borrowings	14.0	0.1
Common stock issued	0.1	0.3
Payment of deferred financing fees	-	(0.3)
Dividends paid	(5.5)	(5.4)
Other	(0.4)	0.2

Net cash provided by (used in) financing activities
from continuing operations	8.2	(5.1)

Net cash flows from discontinued operations:
Operating activities	(44.8)	(1.8)
Investing activities	(3.1)	(4.2)

Net cash provided by (used in) discontinued operations	(47.9)	(6.0)

Effect of currency exchange rate changes on cash	1.0	1.3

Cash and cash equivalents at beginning of period	61.0	84.0

Cash and cash equivalents at end of period	$34.3	$43.8

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(in millions, except per share amounts)

	Three months ended March 31, 2012
	Mueller Co.	Anvil	Corporate	Total
GAAP results:
Net sales	$154.5	$97.0	$-	$251.5

Gross profit	$33.6	$28.5	$-	$62.1
Selling, general and administrative expenses	24.6	18.5	7.5	50.6
Restructuring expenses	0.8	0.1	-	0.9
Operating income (loss)	$8.2	$9.9	$(7.5)	10.6
Interest expense, net				15.6
Income tax expense (benefit)				3.9
Income (loss) from continuing operations				(8.9)
Income (loss) from discontinued operations, net of tax				(100.9)
Net income (loss)				$(109.8)

Net income (loss) per diluted share:
Continuing operations				$(0.06)
Discontinued operations				(0.64)
Net income (loss) per diluted share				$(0.70)

Capital expenditures	$3.8	$3.0	$-	$6.8

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$8.2	$9.9	$(7.5)	$10.6
Restructuring	0.8	0.1	-	0.9
Adjusted operating income (loss)	9.0	10.0	(7.5)	11.5
Depreciation and amortization	11.6	3.5	0.1	15.2
Adjusted EBITDA	$20.6	$13.5	$(7.4)	$26.7

Adjusted operating margin	5.8%	10.3%	-	4.6%
Adjusted EBITDA margin	13.3%	13.9%	-	10.6%

Adjusted net income (loss):
Net income (loss)				$(109.8)
Discontinued operations, net of tax				100.9
Interest rate swap settlement costs, net of tax				1.0
Restructuring, net of tax				0.6
Valuation allowance against beginning of the year
deferred tax assets				5.9
Adjusted net income (loss)				$(1.4)
Adjusted net income (loss) per diluted share				$(0.01)

Free cash flow (from continuing operations):
Net cash provided by (used in) operating activities				$11.9
Less capital expenditures				(6.8)
Free cash flow				$5.1

Net debt (end of period):
Current portion of long-term debt				$0.9
Long-term debt				691.6
Total debt				692.5
Less cash and cash equivalents				(34.3)
Net debt				658.2
Pro forma proceeds from the sale of U.S. Pipe				(94.0)
Net debt				$564.2

Adjusted EBITDA (excluding U.S. Pipe):
Current quarter				$26.7
Three prior quarters				91.3
Adjusted EBITDA				$118.0

Net debt leverage (net debt divided by adjusted EBITDA)				4.8

Net debt (December 31, 2011)				$638.9
Adjusted EBITDA (four quarters ended December 31, 2011, including U.S. Pipe)				$95.9
Net debt leverage at December 31, 2011 (net debt divided by adjusted EBITDA)				6.7

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(in millions, except per share amounts)

	Three months ended March 31, 2011
	Mueller Co.	Anvil	Corporate	Total
GAAP results:
Net sales	$148.9	$86.6	$-	$235.5

Gross profit	$33.8	$24.4	$(0.1)	$58.1
Selling, general and administrative expenses	23.3	17.5	6.4	47.2
Restructuring expenses	0.6	0.5	-	1.1
Operating income (loss)	$9.9	$6.4	$(6.5)	9.8
Interest expense, net				16.3
Income tax expense (benefit)				(1.1)
Income (loss) from continuing operations				(5.4)
Income (loss) from discontinued operations, net of tax				(8.3)
Net income (loss)				$(13.7)

Net income (loss) per diluted share:
Continuing operations				$(0.04)
Discontinued operations				(0.05)
Net income (loss) per diluted share				$(0.09)

Capital expenditures	$3.7	$1.2	$0.1	$5.0

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$9.9	$6.4	$(6.5)	$9.8
Restructuring	0.6	0.5	-	1.1
Adjusted operating income (loss)	10.5	6.9	(6.5)	10.9
Depreciation and amortization	12.2	3.5	0.2	15.9
Adjusted EBITDA	$22.7	$10.4	$(6.3)	$26.8

Adjusted operating margin	7.1%	8.0%	-	4.6%
Adjusted EBITDA margin	15.2%	12.0%	-	11.4%

Adjusted net income (loss):
Net income (loss)				$(13.7)
Discontinued operations, net of tax				8.3
Interest rate swap settlement costs, net of tax				1.2
Restructuring, net of tax				0.7
Adjusted net income (loss)				$(3.5)
Adjusted net income (loss) per diluted share				$(0.02)

Free cash flow (from continuing operations):
Net cash provided by (used in) operating activities				$(19.5)
Less capital expenditures				(5.0)
Free cash flow				$(24.5)

Net debt (end of period):
Current portion of long-term debt				$0.7
Long-term debt				691.8
Total debt				692.5
Less cash and cash equivalents				(43.8)
Net debt				$648.7

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(in millions, except per share amounts)

	Six months ended March 31, 2012
	Mueller Co.	Anvil	Corporate	Total
GAAP results:
Net sales	$282.6	$184.3	$-	$466.9

Gross profit	$62.1	$52.8	$-	$114.9
Selling, general and administrative expenses	48.0	35.0	14.1	97.1
Restructuring expenses	1.2	0.2	(0.1)	1.3
Operating income (loss)	$12.9	$17.6	$(14.0)	16.5
Interest expense, net				31.2
Income tax expense (benefit)				0.7
Income (loss) from continuing operations				(15.4)
Income (loss) from discontinued operations, net of tax				(106.3)
Net income (loss)				$(121.7)

Net income (loss) per diluted share:
Continuing operations				$(0.10)
Discontinued operations				(0.68)
Total net income (loss)				$(0.78)

Capital expenditures	$7.2	$4.9	$-	$12.1

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$12.9	$17.6	$(14.0)	$16.5
Restructuring	1.2	0.2	(0.1)	1.3
Adjusted operating income (loss)	14.1	17.8	(14.1)	17.8
Depreciation and amortization	22.8	7.1	0.3	30.2
Adjusted EBITDA	$36.9	$24.9	$(13.8)	$48.0

Adjusted operating margin	5.0%	9.7%	-	3.8%
Adjusted EBITDA margin	13.1%	13.5%	-	10.3%

Adjusted net income (loss):
Net income (loss)				$(121.7)
Discontinued operations, net of tax				106.3
Interest rate swap settlement costs, net of tax				1.8
Restructuring, net of tax				0.8
Valuation allowance against beginning of the year
deferred tax assets				5.9
Adjusted net income (loss)				$(6.9)
Adjusted net income (loss) per diluted share				$(0.04)

Free cash flow (from continuing operations):
Net cash provided by (used in) operating activities				$20.5
Less capital expenditures				(12.1)
Free cash flow				$8.4

Net debt (end of period):
Current portion of long-term debt				$0.9
Long-term debt				691.6
Total debt				692.5
Less cash and cash equivalents				(34.3)
Net debt				658.2
Pro forma proceeds from sale of U.S. Pipe				(94.0)
Net debt				$564.2

Adjusted EBITDA (excluding U.S. Pipe):
Current quarter				$26.7
Three prior quarters				91.3
Adjusted EBITDA				$118.0

Net debt leverage (net debt divided by adjusted EBITDA)				4.8

Net debt (December 31, 2011)				$638.9
Adjusted EBITDA (four quarters ended December 31, 2011, including U.S. Pipe)				$95.9
Net debt leverage at December 31, 2011 (net debt divided by adjusted EBITDA)				6.7

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(in millions, except per share amounts)

	Six months ended March 31, 2011
	Mueller Co.	Anvil	Corporate	Total
GAAP results:
Net sales	$278.7	$170.0	$-	$448.7

Gross profit (loss)	$63.0	$46.8	$0.3	$110.1
Selling, general and administrative expenses	43.7	33.4	15.1	92.2
Restructuring expenses	1.0	1.1	-	2.1
Operating income (loss)	$18.3	$12.3	$(14.8)	15.8
Interest expense, net				32.2
Income tax benefit				(5.3)
Income (loss) from continuing operations				(11.1)
Income (loss) from discontinued operations, net of tax				(14.7)
Net income (loss)				$(25.8)

Net income (loss) per diluted share:
Continuing operations				$(0.07)
Discontinued operations				(0.10)
Total net income (loss)				$(0.17)

Capital expenditures	$6.9	$2.6	$0.5	$10.0

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$18.3	$12.3	$(14.8)	$15.8
Restructuring	1.0	1.1	-	2.1
Adjusted operating income (loss)	19.3	13.4	(14.8)	17.9
Depreciation and amortization	23.9	7.2	0.4	31.5
Adjusted EBITDA	$43.2	$20.6	$(14.4)	$49.4

Adjusted operating margin	6.9%	7.9%	-	4.0%
Adjusted EBITDA margin	15.5%	12.1%	-	11.0%

Adjusted net income (loss):
Net income (loss)				$(25.8)
Discontinued operations, net of tax				14.7
Interest rate swap settlement costs, net of tax				2.4
Restructuring, net of tax				1.3
Adjusted net income (loss)				$(7.4)
Adjusted net income (loss) per diluted share				$(0.05)

Free cash flow (from continuing operations):
Net cash provided by (used in) operating activities				$(13.4)
Less capital expenditures				(10.0)
Free cash flow				$(23.4)

Net debt (end of period):
Current portion of long-term debt				$0.7
Long-term debt				691.8
Total debt				692.5
Less cash and cash equivalents				(43.8)
Net debt				$648.7

CONTACT:
Mueller Water Products, Inc.
Investor Contact:
Martie Edmunds Zakas, 770-206-4237
Sr. Vice President – Strategy, Corporate Development
& Communications
mzakas@muellerwp.com
or
Media Contact:
John Pensec, 770-206-4240
Sr. Director - Corporate Communications & Public Affairs
jpensec@muellerwp.com